SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b,c)

On January 21, 2010, the Registrant issued a press release announcing that it had appointed Mr. Anthony Labozzetta, age 46,  as the new President and Chief Executive Officer of the Registrant and Sussex Bank, a New Jersey state chartered commercial bank and wholly owned subsidiary of the Registrant (the “Bank”).

Mr. Labozzetta has more than 24 years of experience in the Northern New Jersey marketplace.  Prior to joining the Registrant and the Bank, Mr. Labozzetta served as Executive Vice President of Retail Distribution for the mid-Atlantic division of TD Bank North.  Mr. Labozzetta joined TD Bank North when it acquired Interchange Financial Services Corporation at year end 2006, where he served as its Chief Operating Officer.

The Registrant and the Bank are parties to an Employment Agreement with Mr. Labozzetta pursuant to which he will serve as President and Chief Executive Officer of the Registrant and the Bank (the “Employment Agreement”).  The Employment Agreement provides for a 3 year term such that, on each anniversary of the Employment Agreement’s commencement date, it shall be automatically extended for an additional year unless either party provides written notice terminating the automatic extension.  Accordingly, the remaining term shall, absent a notice terminating the automatic extension, be no less than 2 years and no greater than 3 years.  The Employment Agreement provides that Mr. Labozzetta will receive a base salary of $315,000, subject to increase or decrease as determined by the Board of Directors. He has further been granted 50,000 shares of the Registrant’s common stock, subject to forfeiture and restricted from transfer during the “Restricted Period,” as such term is defined in the Employment Agreement. Twenty percent of the shares will vest on December 31, 2012, and an additional twenty percent will vest each December 31 thereafter, subject to acceleration on the event of a change in control of the registrant or Mr. Labozzetta’s death or disability. He will also receive customary fringe benefits, including an automobile or cash allowance, consistent with his position as President and CEO of the Registrant and Bank.  The Employment Agreement permits the Company to terminate Mr. Labozzetta’s employment for cause (as defined in the agreement) at any time.    In the event Mr. Labozzetta is terminated for any reason other than cause, or in the event Mr. Labozzetta resigns his employment because he is reassigned to a position of lesser rank or status than President and Chief Executive Officer, his place of employment is relocated by more than 50 miles from its location on the date of the Employment Agreement, or his compensation or other benefits are reduced, Mr. Labozzetta, or in the event of his death, his beneficiary, will be entitled to receive his base salary at the time of such termination or resignation for the remaining term of the Employment Agreement, or one year, whichever is greater.  In addition, the Company will continue to provide Mr. Labozzetta with certain insurance and other benefits through the end of the term of the Employment Agreement.  Mr. Labozzetta’s Employment Agreement provides that upon the occurrence of a change in control, as such term is defined in the Employment Agreement, and in the event Mr. Labozzetta is subsequently terminated for reasons other than cause or in the event Mr. Labozzetta, within 18 months of the change in control, resigns his employment for good cause, he will be entitled to receive a lump sum severance payment equal to 2.99 times his then current base salary, including a “gross-up payment” in the event of any income or excise tax imposed on such payment.  The Employment Agreement also prohibits Mr. Labozzetta from competing with the Bank and the Company for a period of one year following termination of his employment.  A copy of the Employment Agreement is annexed hereto as Exhibit 10.1

Mr. Labozzetta has no family relationships with any other officer or director of the Registrant or the Bank.

The Registrant and the Bank also announced that Mr. Donald L. Kovach, the current Chairman, President and CEO, will remain in his capacity as Chairman of the Board of Directors.  Pursuant to his Mr. Kovach’s employment agreement, Mr. Kovach’s base compensation is to be reduced to one-half of his base compensation prior to his leaving the positions of President and CEO.  However, the Boards of the Registrant and the Bank have requested Mr. Kovach to provide additional transitional service to the Registrant and the Bank, for which he will be compensated at a rate equal to $10,000 per month, and continuing, at the discretion of the Board of Directors, for a period of at least 1 year.

(d)

On January 20, 2009, the Registrant announced that Katherine H. Caristia, had been appointed to the Board of Directors of the Registrant.  Ms. Caristia formerly served as a member of the Bank’s Board of Directors, and will continue in that capacity.  Ms. Caristia will also serve as a member of the Registrant’s audit committee.

There are no arrangements or understandings between the Ms. Caristia and any other persons pursuant to which she was selected as a director.  There are no related party transactions between Ms. Caristia and the Registrant or the Bank.  There are no material plans, contracts or arrangements to which Ms. Caristia is a party or in which she participates that were entered into or material amended in connection with Ms. Caristia’s appointment to the Board, nor are there any grants or awards to Ms. Caristia, in connection with the same.

(e)

Effective January 21, 2010, the Board of Directors of the Registrant and the Bank adopted the Sussex Bank Amended and Restated Executive Incentive and Deferred Compensation Plan (the “Plan”). Under the Plan, executives of the Registrant and the Bank who are selected to participate in the Plan may earn awards paid in both cash and shares of the Registrant’s common stock, provided that certain company-wide and/or individual performance criteria are met.   Performance criteria for each participating executive will be determined annually by the Compensation Committee of the Registrant. Grants of common stock will be subject to a three year vesting requirement, and all awards will be subject to repayment in the event that it is subsequently determined that the performance metrics on which the award is based are subsequently determined not to have been satisfied, due to a financial restatement or otherwise. Participants in the Plan have the option to defer some or all of their cash awards, and some or all of their other cash compensation. Amounts so deferred will earn interest at a rate equal to the average interest rate earned by the Bank on its investment portfolio

Item. 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement of Mr. Anthony Labozzetta dated as of January 20, 2010.
10.2	The Sussex Bank Amended and Restated Executive Incentive and Deferred Compensation Plan
99.1	Press release issued on January 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: January 25, 2010	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and Chief Financial Officer